UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2015

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 16, 2015, Vonage Holdings Corp. (the “Company”), announced that it had entered into a definitive agreement to acquire privately-held Simple Signal Inc., a leading provider of Unified Communications-as-a-Service and collaboration solutions to small and medium businesses, for $25.25 million in cash and stock. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, a copy of a slide presentation that the Company will use during investor presentations, including a presentation at the Sidoti & Company, LLC Nineteenth Annual Emerging Growth Research Institutional Investor Forum in New York on Monday, March 16, 2015 at 10:00 a.m. EDT, is furnished with this Current Report on Form 8-K (“Current Report”) as Exhibit 99.2 and is incorporated by reference herein. Additionally, the Company has posted the slide presentation on the Company's Investor Relations website at http://ir.vonage.com.
The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Vonage issued on March 16, 2015
99.2	Investor Presentation Material

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: March 16, 2015	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Vonage issued on March 16, 2015
99.2	Investor Presentation Material

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